UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2011
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 17, 2011, Judson Green, one of the directors of DreamWorks Animation SKG, Inc. (the “Company”) and the chairman of its Audit Committee, notified the Company that, effective immediately, he would be taking a leave of absence from the Company's Board of Directors for personal reasons. As a result of Mr. Green's leave of absence, on October 20, 2011 the Board of Directors designated Michael Montgomery (who is currently an Audit Committee member) as the Company's Audit Committee chairman and elected Roger Enrico as a member of the Company's Audit Committee. Mr. Enrico is considered an "independent" director under the Company's Director Independence Standards and the applicable NASDAQ standards. Both Mr. Montgomery and Mr. Enrico are existing directors of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: October 21, 2011	By:	/s/ Lewis W. Coleman
Lewis W. Coleman
President and Chief Financial Officer